UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 5, 2019

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(346) 241-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interests	AMID	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

Supplemental Indenture

On June 5, 2019, American Midstream Partners, LP (the “Partnership”) and American Midstream Finance Corporation (together with the Partnership, the “Issuers”) completed the consent solicitation (the “Consent Solicitation”) from holders (the “Holders”) of the Issuers’ 8.500% Senior Notes due 2021 (the “Notes”) to amend the Indenture, dated as of December 28, 2016 (as amended and supplemented to date, the “Indenture”), among the Issuers, the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), under which the Notes were issued, in order to implement the Amendments (as defined herein). The Issuers received the consents required to execute the Amendments to the Indenture.

Accordingly, on June 5, 2019, the Issuers, the Guarantors and the Trustee executed a sixth supplemental indenture (the “Sixth Supplemental Indenture”). The Sixth Supplemental Indenture amends and supplements the Indenture to (i) amend the covenant in Section 4.03 of the Indenture so that the Partnership will no longer be required to file certain reports with the Securities and Exchange Commission following consummation of the previously announced merger with an affiliate of ArcLight Energy Partners Fund V, L.P. (the “Merger”), (ii) amend the covenant in Section 4.11 of the Indenture to remove certain requirements that will no longer be applicable to the Partnership following the Partnership’s conversion from a limited partnership to a limited liability company, which is expected to occur after consummation of the Merger, and to add a requirement for the Board of Directors (as defined in the Indenture) of the Partnership to obtain a fairness opinion in connection with Affiliate Transactions (as defined in the Indenture), and (iii) amend Section 6.01 of the Indenture by reducing the number of days of non-compliance by the Partnership with its obligations under Section 4.03 of the Indenture that would constitute an Event of Default (as defined in the Indenture) (collectively, the “Amendments”). Although the Sixth Supplemental Indenture became effective immediately upon execution, the Amendments will not become effective until the Merger is consummated and the Issuers pay (or cause to be paid) each consenting Holder’s pro rata portion of an aggregate consent payment in the amount of $2,125,000. The Issuers expect to pay (or cause to be paid) such consent fee to The Depository Trust Company for the benefit of the consenting Holders substantially concurrently with the consummation of the Merger.

The foregoing description of the Sixth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Sixth Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On June 5, 2019, the Partnership issued a press release announcing the results of the Consent Solicitation. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information referenced in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any of the Partnership’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The furnishing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

4.1	Sixth Supplemental Indenture, dated as of June 5, 2019, by and among American Midstream Partners, LP, American Midstream Finance Corporation, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

99.1	Press Release, dated June 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2019	AMERICAN MIDSTREAM PARTNERS, LP

	By:	AMERICAN MIDSTREAM GP, LLC its General Partner

	By:	/s/ Eric Kalamaras
Name: Eric Kalamaras
Title: Senior Vice President and Chief Financial Officer